Exhibit 10.13

                            LAURUS MASTER FUND, LTD.
                          825 Third Avenue, 14th Floor
                            New York, New York 10022

                                                              September 30, 2004

Creative Vistas, Inc.
2100 Forbes Street, Units-8-10
Whitby, Ontario, L1N 9T3
Canada

Attn: Chief Financial Officer

      Re: Restricted Account Release Provision: Restricted Account: Account Number 2704053277, Account Name: Creative Vistas, Inc., maintained at North Fork Bank (the "Restricted Account").

      Reference is made to (i) that certain Securities Purchase Agreement, dated as of September 30, 2004 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between Creative Vistas, Inc., an Arizona corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") and (ii) that certain Restricted Account Agreement, dated as of September 30, 2004 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, Laurus and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable. Pursuant to the Section 3.2 of the Purchase Agreement, the Company is required to place $1,250,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchaser shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Company's obligations to the Purchaser.

            The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that, so long as (i) no Event of Default then exists or results from any such release, (ii) the initial Registration Statement referred to, and defined, in the Registration Rights Agreement has become effective and (iii) the provision by the Company to the Purchaser of evidence reasonably satisfactory to the Purchaser (including financial statements and calculations, if requested by the Purchaser) that either the 100% Milestone Achievement Date (as defined below) has occurred or the 75% Milestone Achievement Date has occurred, the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to the appropriate Milestone Release Amount (as defined below) from the Restricted Account to such bank account as the Company may direct the Purchaser in writing. For the purpose of this letter, (A) the "100% Milestone Achievement Date" means that (I) the consolidated revenues for the last twelve completed calendar months of the Company and its Subsidiaries equals or exceeds CAD $16,000,000 and (II) the consolidated cash flow of the Company and its Subsidiaries for the last twelve completed calendar months (prior to giving effect to (the following clauses (x) through (z) inclusive, collectively, the "Transaction Expenses") (x) up to $75,000 of costs and expenses associated with the acquisition transaction among the Company, its stockholders, Creative Vistas, Inc. and certain of its stockholders, (y) the payment of the closing payments referred to in each of Section 2(b) of the Purchase Agreement and
Section 5(b)(i) of the Security Agreement and (z) interest expense incurred by the Company under the Note, any Minimum Borrowing Note (as defined in the Security Agreement) and the Revolving Note (as defined in the Security Agreement), solely to the extent that such interest is paid by the Company in shares of Common Stock of the Company in accordance with the terms of the respective note), is greater than $0, (II) the "75% Milestone Achievement Date" means the date on which (A) the consolidated revenues for the last twelve completed calendar months of the Company and its Subsidiaries equals or exceeds CAD $14,400,000 and (B) the consolidated cash flow of the Company and its Subsidiaries (prior to giving effect to the Transaction Expenses) for the last twelve completed calendar months, is greater than $0 and (III) the "Milestone Release Amount" shall mean (A) in the case of the 100% Milestone Achievement Date, the entire amount of the funds contained in the Restricted Account on such date and (B) in the case of the 75% Milestone Achievement Date, seventy five percent (75%) of the funds contained in the Restricted Account on such date. Upon repayment or conversion of any funds held in the Restricted Account in accordance with the terms of the Purchase Agreement and the Related Agreements, the Company shall be released from its obligations to maintain such funds in the Restricted Account. For purposes of this letter agreement, consolidated cash flow of the Company and its Subsidiaries (prior to giving effect to the Transaction Expenses) shall mean cash flow from operations (without giving effect to Transaction Expenses) as reported on the Statement of Cash Flows of the Company (the form and substance of which shall be satisfactory to the Purchaser). In the event the 75% Milestone Achievement Date occurs and 75% of the funds contained in the Restricted Account on such date are paid to the Company, unless earlier paid or converted, the remaining funds in the Restricted Account shall be paid to the Company in the event that the 100% Milestone Achievement Date subsequently occurs. .

      Furthermore, so long as the Amortizing Principal Amount (as defined in the Note) at such time has been reduced (through conversions or otherwise) to $0, promptly following any conversion of a Monthly Principal Amount (as defined in the Note) or such other Principal Amounts into Common Stock of the Company (such event, a "Conversion"), the Purchaser shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire an amount of funds equal to the corresponding dollar amount by which the aggregate Principal Amount of the Note has been reduced pursuant to such a Conversion from the Restricted Account to such bank account as the Company may direct the Purchaser in writing.

            This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

                                     *  *  *  *

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below. Signed,

                                            LAURUS MASTER FUND, LTD.


                                            By:/s/ David Grin
                                               ---------------------------------
                                            Name: David Grin
                                            Title:

Agreed and Accepted this 30th day of September, 2004.

CREATIVE VISTAS, INC.


By:/s/ Sayan Navaratnam
   ------------------------------
Name:  Sayan Navaratnam
Title: CEO